CROWN ENERGY CORPORATION
                              215 South State, Suite 650
                              Salt Lake City, Utah 84111

              NOTICE OF RESCHEDULED ANNUAL MEETING OF SHAREHOLDERS

                                  June 26, 2001

TO THE SHAREHOLDERS OF CROWN ENERGY CORPORATION:

         You are cordially invited to attend the 2001 Rescheduled Annual Meeting of Shareholders (the "Annual Meeting") of Crown Energy Corporation, a Utah corporation (the "Company"). The Annual Meeting will be held at the following date, time and location:

                  DATE:             Tuesday, June 26, 2001

                  TIME:             2:00 p.m., Mountain Standard Time

                  LOCATION:         The Amethyst, 2nd Floor, at the Marriott
                                    City Center 220 South State Street,
                                    Salt Lake City, UT 84111

         At the Annual Meeting, you will be asked to vote:

         1.       To elect three (3) persons to serve on the Board of Directors;

         2. To ratify the appointment of Tanner + Company as the Company's independent auditors for the 2001 fiscal year.

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         Only shareholders of record at the close of business on April 27, 2001 are entitled to notice of, and to vote at, the Annual Meeting.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE IMMEDIATELY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. IF A MAJORITY OF OUTSTANDING SHARES ARE NOT PRESENT AT THE ANNUAL MEETING, EITHER IN PERSON OR BY PROXY, THE ANNUAL MEETING MUST BE ADJOURNED WITHOUT CONDUCTING BUSINESS. RETURNING THE ENCLOSED PROXY WILL NOT AFFECT YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE. YOUR PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED.

Date: May 29, 2001                       By Order of the Board of Directors


                                         /s/ Stephen J. Burton
                                         --------------------------------------
                                         Stephen J. Burton, Corporate Secretary

May 29, 2001



Dear Shareholder:

         The Annual Meeting of Shareholders of Crown Energy Corporation (the "Company") scheduled for Thursday, May 31, 2001 has been rescheduled for Tuesday, June 26, 2001 at 2:00 p.m., Mountain Standard Time in The Amethyst, 2nd Floor, at the Marriott City Center, 220 South State Street, Salt Lake City, Utah 84111.

         Prior to mailing its Proxy Statements to its shareholders, the Company experienced difficulties in the printing of such materials which were beyond its control. Due to the foregoing difficulties, the Proxy Statements were mailed later than planned. Consequently, brokers may be unable to vote a significant portion of the shares registered in their name by the originally scheduled meeting date. In order to give all shareholders, particularly those whose shares are held by their brokers, an opportunity to vote on the matters to be considered at the meeting, the Annual Meeting has been rescheduled.

         A new Notice of Rescheduled Annual Meeting appears on the following page. The Proxy Statement that was mailed to you on May 9, 2001 accurately describes the matters to be acted upon at the Annual Meeting.

         If you have not yet voted, kindly vote by returning the Proxy card enclosed with the mailing of the Annual Report and Proxy Statement. Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted.

         We appreciate your prompt action and understanding in this important matter.



Sincerely,


/s/ Jay Mealey
------------------
Jay Mealey
President